UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 9, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Suite One, Melville, NY	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective as of February 9, 2015, BioRestorative Therapies, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Edward L. Field pursuant to which Mr. Field, age 50, will serve as President of the Company’s brtxDISCTM Division.

Mr. Field served as Chief Operating Officer of Cytomedix, Inc. (now known as Nuo Therapeutics, Inc.), a regenerative therapies marketing and development company, from February 2012 to June 2014.  Prior to joining Cytomedix, Mr. Field served as President and Chief Operating Officer of Aldagen, Inc., a biotechnology company acquired by Cytomedix, from November 2004 to March 2010.  From March 2010 to November 2010, he served as Aldagen’s Chief Business Officer. From November 2010 to February 2012, Mr. Field served as Aldagen’s Chief Operating Officer.  Prior to joining Aldagen, Mr. Field was President and Chief Executive Officer of Inologic, Inc., a biopharmaceutical company, from 2002 to September 2004.  Prior to joining Inologic, from 1999 to 2002, Mr. Field was President of Molecumetics, Ltd., a drug discovery and development subsidiary of Tredegar Corporation, until its merger with Therics, LLC, a regenerative medicine company. Mr. Field received a Master of Business Administration degree from the University of Virginia’s Darden School of Business Administration and a Bachelor of Arts degree in Economics from Duke University.

Pursuant to the Agreement, Mr. Field is entitled to receive a base annual salary of $240,000 during the initial three months of employment.  Thereafter, his base annual salary will be increased to $300,000.  Pursuant to the Agreement, Mr. Field will also be entitled to receive a bonus of up to 30% of his annual salary based upon the satisfaction of certain performance goals to be established.  The Agreement also provides for the payment of six (6) months severance under certain circumstances.

Concurrently with the execution of the Agreement, Mr. Field was granted an option for the purchase of 500,000 shares of common stock of the Company at an exercise price of $0.46 per share pursuant to the Company’s 2010 Equity Participation Plan (the “Plan”).  The option vests to the extent of 166,667 shares on the first anniversary of the date of grant, 166,667 shares on the second anniversary of the date of grant and 166,666 shares on the third anniversary of the date of grant and is exercisable for a period of ten years, subject to the provisions of the Plan.

Item 8.01	Other Events.

On February 17, 2015, the Company issued a press release announcing that it has hired Mr. Field as President of its brtxDISCTM Division (the "Press Release").  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 8.01.  Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release, dated February 17, 2015, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: February 17, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer